Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in Registration Statements Nos. 33-89382, 333-02340, 333-06303, 333-16963, 333-20853, 333-52603, 333-80861, 333-39462, 333-57670, 333-63550, 333-97101, 333-107027, 333-117762 and 333-126092 of Applix, Inc. on Form S-8 of our report dated August 29, 2006, relating to the consolidated financial statements of Temtec International B.V. as of December 31, 2005 and for the year then ended, appearing in this Current Report on Form 8-K/A of Applix, Inc. dated August 29, 2006.
/s/ Deloitte Accountants B.V.
Eindhoven, The Netherlands
August 29, 2006